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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           -------------------------

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 Morgan Stanley
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                              36-3145972
-----------------------------------------  -------------------------------------
 (State of Incorporation or Organization)  (IRS Employer Identification no.)

     1585 Broadway, New York, New York                   10036
-----------------------------------------  -------------------------------------
 (Address of Principal Executive Offices)              (Zip Code)

If this Form relates to the registration   If this Form relates to the registration
of a class of securities pursuant to       of a class of securities pursuant to
Section 12(b) of the Exchange Act and is   Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction  effective pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following box. [ ]
box. [X]

Securities Act registration statement file number to which this form relates:
333-83616

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                    Name of Each Exchange on Which
        to be so Registered                    Each Class is to be Registered
----------------------------------------   -------------------------------------

Medium-Term Notes, Series C, BRIDGES(SM)   THE AMERICAN STOCK EXCHANGE
due June 30, 2009 (Based on the Value of the Dow Jones Industrial Average(SM))

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)


================================================================================

     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, BRIDGES(SM) due June 30, 2009 (Based on the Value of the Dow Jones Industrial Average(SM))" (the "BRIDGES"). A description of the BRIDGES is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-83616) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated June 11, 2002 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the BRIDGES contained in the pricing supplement dated September 23, 2002 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the BRIDGES and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1  Proposed form of Global Note evidencing the BRIDGES.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             Morgan Stanley
                                             (Registrant)


Date: September 23, 2002                     By: /s/ Martin M. Cohen
                                                 -------------------------------
                                                 Martin M. Cohen
                                                 Assistant Secretary and Counsel

                               INDEX TO EXHIBITS



Exhibit No.                                                             Page No.

4.1  Proposed form of Global Note evidencing the BRIDGES                 A-1

                             FIXED RATE SENIOR NOTE


REGISTERED                                                       REGISTERED
No. FXR                                                          $
                                                                 CUSIP:



     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                 MORGAN STANLEY
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)


                           BRIDGES DUE JUNE 30, 2009
           BASED ON THE VALUE OF THE DOW JONES INDUSTRIAL AVERAGE(SM)

================================================================================================================
ORIGINAL ISSUE DATE:         INITIAL REDEMPTION           INTEREST RATE: N/A          MATURITY DATE:
                                DATE: N/A                                                See "Maturity Date"
                                                                                         below.
----------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL DATE: N/A   INITIAL REDEMPTION           INTEREST PAYMENT            OPTIONAL REPAYMENT
                                PERCENTAGE:                  DATE(S): N/A                DATE(S): N/A
                                N/A
----------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:          ANNUAL REDEMPTION            INTEREST PAYMENT            APPLICABILITY OF
   U.S. Dollars                 PERCENTAGE                   PERIOD: N/A                 MODIFIED PAYMENT
                                REDUCTION:  N/A                                          UPON ACCELERATION:
                                                                                         See "Alternate
                                                                                         Exchange Calculation
                                                                                         in Case of an Event of
                                                                                         Default" below.
----------------------------------------------------------------------------------------------------------------
IF SPECIFIED CURRENCY        REDEMPTION NOTICE            APPLICABILITY OF            If yes, state Issue
   OTHER THAN U.S.              PERIOD: N/A                  ANNUAL INTEREST             Price:
   DOLLARS, OPTION                                           PAYMENTS: N/A               N/A
   TO ELECT PAYMENT
   IN U.S. DOLLARS: N/A
----------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                                                                         ORIGINAL YIELD
   AGENT:  N/A                                                                           TO MATURITY: N/A
----------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
      (see below)
================================================================================================================

Maturity Date.............................. June 30, 2009, subject to extension in the event of a Market Disruption Event on the fifth
                                            Determination Date for calculating the Final
                                            Average Index Value.

                                            If, due to a Market Disruption Event or
                                            otherwise, the fifth Determination Date is
                                            postponed so that it falls less than two



                                             A-2

                                            scheduled Trading Days prior to the scheduled
                                            Maturity Date, the Maturity Date will be the
                                            second scheduled Trading Day following that
                                            fifth Determination Date as postponed. See
                                            "Determination Dates" below.

Minimum Denominations...................... $10

Maturity Redemption Amount................. At maturity the holder of this BRIDGES shall receive the principal amount of this BRIDGES
                                            plus the Supplemental Redemption Amount, if any.

Supplemental Redemption Amount............. The Issuer shall pay the holder of this BRIDGES a Supplemental Redemption Amount per BRIDGES at
                                            maturity equal to the greater of (i) zero and
                                            (ii) the product of $10 times the DJIA Percent
                                            Change. The Calculation Agent shall calculate
                                            the Supplemental Redemption Amount on the fifth
                                            Determination Date.

                                            The Issuer shall, or shall cause the Calculation
                                            Agent to, (i) provide written notice to the
                                            Trustee at its New York office, on which notice
                                            the Trustee may conclusively rely, and to the
                                            Depositary of the Maturity Redemption Amount on
                                            or prior to 11:00 a.m. on the Trading Day
                                            preceding the Maturity Date and (ii) deliver the
                                            aggregate cash amount due with respect to this
                                            BRIDGES to the Trustee for delivery to the
                                            holders on the Maturity Date. See
                                            "Discontinuance of the DJIA; Alteration of
                                            Method of Calculation" below.

DJIA Percent Change........................  The DJIA Percent Change is a fraction, the numerator of which shall be the Final Average
                                            Index Value minus the Initial Index Value and
                                            the denominator of which shall be the Initial
                                            Index Value. The DJIA Percent Change is
                                            described by the following formula:

                                            Final Average Index Value - Initial Index Value
                                            -----------------------------------------------
                                                          Initial Index Value

Initial Index Value........................

Final Average Index Value.................. The arithmetic average of the Index Closing
                                            Values on each of the Determination Dates, as
                                            determined by the Calculation Agent.


Index Closing Value........................ The Index Closing Value on any Trading Day shall equal the closing value of the DJIA or any
                                            Successor Index (as defined under
                                            "Discontinuance of the DJIA; Alteration of
                                            Method of Calculation" below) published at the
                                            regular official weekday close of trading on
                                            that Trading Day. In certain circumstances, the
                                            Index Closing Value will be based on the
                                            alternate calculation of the DJIA described
                                            under "Discontinuance of the DJIA; Alteration of
                                            Method of Calculation."

                                            In this Fixed Rate Senior Note, references to the
                                            DJIA shall include any Successor Index, unless
                                            the context requires otherwise.



                                             A-3


Determination Dates........................ The Determination Dates shall be June 30, 2005,
                                            June 30, 2006, June 30, 2007, June 30, 2008 and
                                            June 26, 2009, in each such case subject to
                                            adjustment for Market Disruption Events as
                                            described in the two following paragraphs.

                                            If any of the first four scheduled Determination
                                            Dates is not a Trading Day or if a Market
                                            Disruption Event occurs on any such date, such
                                            Determination Date shall be the immediately
                                            succeeding Trading Day during which no Market
                                            Disruption Event shall have occurred; provided
                                            that if a Market Disruption Event occurs on any
                                            of the first four scheduled Determination Dates
                                            and on each of the five Trading Days immediately
                                            succeeding that scheduled Determination Date,
                                            then (i) such fifth succeeding Trading Day shall
                                            be deemed to be the relevant Determination Date,
                                            notwithstanding the occurrence of a Market
                                            Disruption Event on such day, and (ii) with
                                            respect to any such fifth Trading Day on which a
                                            Market Disruption Event occurs, the Calculation
                                            Agent shall determine the value of the DJIA on
                                            such fifth Trading Day in accordance with the
                                            formula for calculating the value of the DJIA
                                            last in effect prior to the commencement of the
                                            Market Disruption Event, using the closing price
                                            (or, if trading in the relevant securities has
                                            been materially suspended or materially limited,
                                            its good faith estimate of the closing price
                                            that would have prevailed but for such
                                            suspension or limitation) on such Trading Day of
                                            each security most recently comprising the DJIA.

                                            If June 26, 2009 (the fifth scheduled
                                            Determination Date) is not a Trading Day or if
                                            there is a Market Disruption Event on such day,
                                            the fifth Determination Date shall be the
                                            immediately succeeding Trading Day during which
                                            no Market Disruption Event shall have occurred.

Trading Day................................ A day, as determined by the Calculation Agent, on which trading is generally conducted on the
                                            New York Stock Exchange, Inc. ("NYSE"), the
                                            American Stock Exchange LLC, the Nasdaq National
                                            Market, the Chicago Mercantile Exchange and the
                                            Chicago Board of Options Exchange and in the
                                            over-the-counter market for equity securities in
                                            the United States.

Market Disruption Event.................... "Market Disruption Event" means, with respect to the DJIA, the occurrence or existence on any
                                            Trading Day of a suspension, absence or material
                                            limitation of trading of six or more of the
                                            stocks then constituting the DJIA (or the
                                            relevant Successor Index) on the Relevant
                                            Exchanges for such securities for the same
                                            period of trading longer than two hours or
                                            during the one-half hour period preceding the
                                            close of the principal trading session on such
                                            Relevant Exchange; or a breakdown or failure in
                                            the price and trade reporting systems of any
                                            Relevant Exchange as a result of which the
                                            reported trading prices for six or more of the
                                            stocks then constituting the DJIA (or the
                                            relevant  Successor Index) during the last one-half
                                            hour preceding the close of the principal trading
                                            session on such Relevant Exchange are materially
                                            inaccurate; or the suspension, material
                                            limitation or absence of trading on any major
                                            U.S. securities market for trading in futures or
                                            options contracts related to the DJIA (or the
                                            relevant


                                            A-4

                                            Successor Index) for more than two hours of
                                            trading or during the one-half hour period
                                            preceding the close of the principal trading
                                            session on such market, in each case as
                                            determined by the Calculation Agent in its sole
                                            discretion.

                                            For purposes of determining whether a Market
                                            Disruption Event has occurred: (1) a limitation
                                            on the hours or number of days of trading shall
                                            not constitute a Market Disruption Event if it
                                            results from an announced change in the regular
                                            business hours of the relevant exchange or
                                            market, (2) a decision to permanently
                                            discontinue trading in the relevant futures or
                                            options contract shall not constitute a Market
                                            Disruption Event, (3) limitations pursuant to
                                            the rules of any Relevant Exchange similar to
                                            NYSE Rule 80A (or any applicable rule or
                                            regulation enacted or promulgated by any other
                                            self-regulatory organization or any government
                                            agency of scope similar to NYSE Rule 80A as
                                            determined by the Calculation Agent) on trading
                                            during significant market fluctuations shall
                                            constitute a suspension, absence or material
                                            limitation of trading, (4) a suspension of
                                            trading in futures or options contracts on the
                                            DJIA by the primary securities market trading in
                                            such contracts by reason of (a) a price change
                                            exceeding limits set by such exchange or market,
                                            (b) an imbalance of orders relating to such
                                            contracts or (c) a disparity in bid and ask
                                            quotes relating to such contracts shall
                                            constitute a suspension, absence or material
                                            limitation of trading in futures or options
                                            contracts related to the DJIA and (5) a
                                            "suspension, absence or material limitation of
                                            trading" on any Relevant Exchange or on the
                                            primary market on which futures or options
                                            contracts related to the DJIA are traded shall
                                            not include any time when such market is itself
                                            closed for trading under ordinary circumstances.

Relevant Exchange.......................... "Relevant Exchange" means the primary U.S. organized exchange or market of trading for any security
                                            then included in the DJIA or any Successor Index.

Alternate Exchange Calculation
in Case of an Event of Default ............ In case an event of default with respect to this
                                            BRIDGES shall have occurred and be continuing,
                                            the amount declared due and payable for this
                                            BRIDGES upon any acceleration of this BRIDGES
                                            shall be equal to $10 plus the Supplemental
                                            Redemption Amount, if any, determined as though
                                            the Index Closing Value for any Determination
                                            Date scheduled to occur on or after such date of
                                            acceleration were the Index Closing Value on the
                                            date of acceleration.

                                            If the maturity of this BRIDGES is accelerated
                                            because of an event of default as described
                                            above, the Issuer shall, or shall cause the
                                            Calculation Agent to, provide written notice to
                                            the Trustee at its New York office, on which
                                            notice the Trustee may conclusively rely, and to
                                            the Depositary of the Maturity Redemption Amount
                                            as promptly as possible and in no event later
                                            than two Business Days after the date of acceleration.

Calculation Agent.......................... Morgan Stanley & Co. Incorporated and its successors
                                            ("MS & Co.")

                                            A-5


                                            All determinations made by the Calculation Agent
                                            shall be at the sole discretion of the
                                            Calculation Agent and shall, in the absence of
                                            manifest error, be conclusive for all purposes
                                            and binding on the holder of this BRIDGES and on
                                            the Issuer.

                                            All calculations with respect to the Final
                                            Average Index Value and the Supplemental
                                            Redemption Amount, if any, will be rounded to
                                            the nearest one hundred-thousandth, with five
                                            one-millionths rounded upward (e.g., .876545
                                            would be rounded to .87655); all dollar amounts
                                            related to determination of the amount of cash
                                            payable per BRIDGES will be rounded to the
                                            nearest ten-thousandth, with five one
                                            hundred-thousandths rounded upward (e.g., .76545
                                            would be rounded up to .7655); and all dollar
                                            amounts paid on the aggregate number of BRIDGES
                                            will be rounded to the nearest cent, with
                                            one-half cent rounded upward.

Discontinuance of the DJIA;
 Alteration of Method of Calculation....... If Dow Jones discontinues publication of the DJIA and Dow Jones or another entity publishes a
                                            successor or substitute index that MS & Co., as
                                            the Calculation Agent, determines, in its sole
                                            discretion, to be comparable to the discontinued
                                            DJIA (such index being referred to herein as a
                                            "Successor Index"), then any subsequent Index
                                            Closing Value shall be determined by reference
                                            to the value of such Successor Index at the
                                            close of trading on the NYSE, the AMEX, the
                                            Nasdaq National Market or the relevant exchange
                                            or market for the Successor Index on the date
                                            that any Index Closing Value is to be
                                            determined.

                                            Upon any selection by the Calculation Agent of a
                                            Successor Index, the Calculation Agent shall
                                            cause written notice thereof to be furnished to
                                            the Trustee, to Morgan Stanley and to the
                                            holders of this BRIDGES within three Trading
                                            Days of such selection.

                                            If Dow Jones discontinues publication of the
                                            DJIA prior to, and such discontinuance is
                                            continuing on, any Determination Date and MS &
                                            Co., as the Calculation Agent, determines, in
                                            its sole discretion, that no Successor Index is
                                            available at such time, then the Calculation
                                            Agent shall determine the Index Closing Value
                                            for such date. The Index Closing Value shall be
                                            computed by the Calculation Agent in accordance
                                            with the formula for calculating, and component
                                            weightings of, the DJIA last in effect prior to
                                            such discontinuance, using the closing price
                                            (or, if trading in the relevant securities has
                                            been materially suspended or materially limited,
                                            its good faith estimate of the closing price
                                            that would have prevailed but for such
                                            suspension or limitation) at the close of the
                                            principal trading session of the Relevant
                                            Exchange on such date of each security most
                                            recently comprising the DJIA without any
                                            rebalancing or substitution of such securities
                                            following such discontinuance. Notwithstanding
                                            these alternative arrangements, discontinuance
                                            of the publication of the DJIA may adversely
                                            affect the value of this BRIDGES.

                                            If at any time the method of calculating the
                                            DJIA or a Successor Index, or the value thereof,
                                            is changed in a material respect, or if the DJIA
                                            or a Successor Index is in any other way
                                            modified so that such


                                            A-6


                                            index does not, in the opinion of MS & Co., as
                                            the Calculation Agent, fairly represent the
                                            value of the DJIA or such Successor Index had
                                            such changes or modifications not been made,
                                            then, from and after such time, the Calculation
                                            Agent shall, at the close of business in New
                                            York City on each date on which the Index
                                            Closing Value is to be determined, make such
                                            calculations and adjustments as, in the good
                                            faith judgment of the Calculation Agent, shall
                                            be necessary in order to arrive at a value of a
                                            stock index comparable to the DJIA or such
                                            Successor Index, as the case may be, as if such
                                            changes or modifications had not been made, and
                                            the Calculation Agent shall calculate the Final
                                            Average Index Value with reference to the DJIA
                                            or such Successor Index, as adjusted.
                                            Accordingly, if the method of calculating the
                                            DJIA or a Successor Index is modified so that
                                            the value of such index is a fraction of what it
                                            would have been if it had not been modified
                                            (e.g., due to a split in the index), then the
                                            Calculation Agent shall adjust such index in
                                            order to arrive at a value of the DJIA or such
                                            Successor Index as if it had not been modified
                                            (e.g., as if such split had not occurred).

     Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of cash, as determined in accordance with the provisions set forth under "Maturity Redemption Amount" above, due with respect to the
principal sum of U.S.$                       (UNITED STATES DOLLARS
          ), on the Maturity Datespecified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.


DATED:               , 200[ ]               Morgan Stanley


                                            By:
                                                --------------------------------
                                                Name:  Alexander C. Frank
                                                Title: Treasurer

TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Notes referred
   to in the within-mentioned
   Senior Indenture.

JPMORGAN CHASE BANK,
   as Trustee



By:
    --------------------------------
    Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed tothe registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank ofNew York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.


     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and
(b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee
(i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

          (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of

Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced and a Paying Agent has been designated within the European Union, the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or law.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estateor trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common

        UNIF GIFT MIN ACT - _____________________ Custodian ____________________
                                  (Minor)                           (Cust)

        Under Uniform Gifts to Minors Act_______________________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.


                           ------------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
__________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):  ________________.



Dated:
      ------------------------------------  ------------------------------------
                                            NOTICE: The signature on this Option
                                            to Elect Repayment must correspond
                                            with the name as written upon the
                                            face of the within instrument in
                                            every particular without  alteration
                                            or enlargement.